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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement (No. 333-156355) on Form S-8 of Solera National Bancorp, Inc. of our report dated March 26, 2009, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Solera National Bancorp, Inc. for the year ended December 31, 2008.

/s/ McGladrey & Pullen, LLP
Denver, Colorado
March 26, 2009

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Consent of Independent Registered Public Accounting Firm